Exhibit 10.6

[***] CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN EXCLUDED PURSUANT TO REGULATION S-K, ITEM 601(B)(10). SUCH EXCLUDED INFORMATION IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

AGREEMENT FOR THE ASSIGNMENT OF MINING RIGHTS IN INSTALLMENTS AND WITH RESERVATION OF TITLE ENTERED INTO BY ONE PARTY [***] (HEREINAFTER REFERRED TO AS THE "ASSIGNOR"), REPRESENTED IN THIS ACT MR. [***], AND BY THE OTHER PARTY [***], (HEREINAFTER REFERRED TO AS THE "ASSIGNEE"),  REPRESENTED IN THIS ACT BY MS. [***]; THESE ARE SUBJECT TO THE FOLLOWING DEFINITIONS, DECLARATIONS AND CLAUSES:

D E C L A R A C I O N E S

I.The CEDENT declares, through its representative:

1.That it is a mining company incorporated in accordance with the laws of the United States of Mexico, as stated in public deed 36,539 dated March 14, 1996, executed before Mr. Adrián R. Iturbide Galindo, holder of Notary Public number 139 of the then Federal District, registered in the Public Registry of Commerce of its registered office with electronic commercial folio number 75811; also registered in the Federal Taxpayers Registry the code MWI-960314-368 and that, in accordance with its corporate purpose, it is authorized to be the holder of mining concessions and to enter into any kind of contracts that have as their object rights derived from such concessions and, for such reasons, it is authorized to enter into this Contract and be bound by the terms and conditions established in this document.
2.That the representative of the ASSIGNEE has sufficient powers to act in the name and representation of the ASSIGNEE, binding it under the terms and conditions of this Agreement; in accordance with Public Deed 30,789 dated April 25, 2024 granted before Mr. Guillermo Aarón Vigil Chapa, holder of Notary Public number 247 of Mexico City, powers that, at the signing of this Contract, have not been revoked, limited or modified in any way.
3.That it is the sole holder of the rights derived from the mining concessions that cover the lots called: "Ampl. Del Águila Mexicana" with title 85580, "Águila Mexicana" with title 168290, "La Cubana" with title 168291, "Tornasol" with title 168292, "San Mateo Nuevo" with title 171981, "San Mateo" with title 171982, "Recuerdo" with title , "Recuerdo" with title title 171983, "San Luis" with title 171984, "La Nueva Esperanza" with title 171985, "La Pequeña " with title 171988, "Buen Retiro" with title 172014, "Unification San Juan Evangelista" with title 172737, "Unification Viborillas" with title 185900, "Buenaventura No. 3" with title 188507, "El Pájaro Azul" with title 188508, "Buena ventura 2" with title 191305, "Buenaventura" with title 192126, "Los Dos Amigos" with title 193481, "Viborillas No. 2" with title 211544, "Kelly" with title 218681, "Santa Teresa" with title 171326, "San Juan" with title 171332, "Los Muertos" with title 171986, "El Gambusino" with title 171987, "Ampl. de San Juan" with title 183883, "Muñequita" with title 196313, "San Agustín" with title 210764 and "La Cruz" with title 189474, which are duly registered with the Public Mining Registry in the name of the CEDENTE.
4.That, for the purposes of this Agreement, the mining concessions described in statement 3 above shall be jointly identified as the "LOTS". And as Annex A , a copy of the mining concession titles that covers the LOTS is attached.

5.That to the best of its knowledge and belief, the CEDENTE is up to date in complying with the obligation to submit to the General Directorate of Mines verifications of the works and works carried out in the LOTS, as well as the presentation of the corresponding technical and statistical reports.
6.The CEDENTE states that to date it has not received any official letter from the General Directorate of Mines requiring it to pay differences in mining rights derived from the mining concessions that cover the LOTES.
7.That the milestones that specify the location of the starting point of each of the LOTS are in a good state of conservation, were built in the terms of the applicable laws and conserved in the same place previously approved by the mining authorities.
8.That the rights derived from the mining concessions that protect the LOTS are free of any charge, encumbrance or limitation of ownership of any nature and that, as of this date, the ASSIGNOR has not entered into or will enter into any contract other than that contained in this Agreement, nor has it executed or will execute any act with respect to the LOTS,  that limits, in any way, the rights derived from the mining concessions that protect the LOTES.
9.That in relation to the mining activities carried out in the LOTS up to this date, the OWNER declares that it is in full compliance with the applicable laws and regulations, including, but not limited to, labor, fiscal and environmental matters, therefore:
i.	The conditions in which the LOTS are located and the operations carried out therein are in full compliance with applicable environmental laws, including, but not limited to, matters related to the storage and disposal of waste;
ii.	There are no orders or requirements in force related to environmental matters, by which any repair, work, construction or expense is requested with respect to the LOTS or the operations related to them, nor has the OWNER received any communication related to the above, nor is it aware that there is any basis to suppose that such orders or requirements could be issued;
iii.	The mining concessions that cover the LOTS are not located within Natural Protected Areas or any Environmental Reserve, whether federal or state, nor has the OWNER received any communication about the possible creation of a reserve of this type in the area where the LOTS are located; and
iv.	At the time, all the authorizations required to carry out work on the LOTS were obtained, including the consent of the owners or possessors of the surface land where the LOTS are located; therefore, as of the date of signing this document, there is no environmental contingency, or of any other nature, that could affect the validity of the concessions mining companies that cover the LOTS or may involve or affect the BENEFICIARY in any way.
10.Under oath to tell the truth, that your assets and/or resources, as well as the LOTS subject matter of this contract, do not come directly or indirectly from illegal activities or any other activity or act that could favor the actualization of the assumptions -crimes- of financing terrorism or resources of illicit origin. As well as those rights or assets that will be used to solve or fulfill the object of this instrument do not originate, update or resemble the illicit contemplated in Article 400-Bis of the Federal Criminal Code.

11.That the ASSIGNOR, in this act, wishes to enter into with the ASSIGNEE, a Contract of Assignment of all the Rights derived from the mining concessions that cover the LOTS.

II.The ASSIGNEE declares through its representative:

1.That it is a mining company constituted in accordance with the laws of the United States of Mexico, as stated in public deed 2,239 dated September 23, 2021, granted before Mr. Juan Carlos Gallegos Isais, holder of Notary Public number 1 of the City of Victoria, Durango; and that, in accordance with its corporate purpose, it is authorized to be the holder of mining concessions and to enter into any kind of contracts that have as their object rights derived from such concessions and, for such reasons, it is authorized to enter into this Agreement and be bound by the terms and conditions established in this Agreement.
2.That the representative of the ASSIGNEE has sufficient powers to act in the name and representation of the ASSIGNEE, binding it under the terms and conditions of this Agreement; powers that, at the signing of this Agreement, have not been revoked, limited or modified in any way, as verified in public deed 2,239 dated September 23, 2021, granted before Mr. Juan Carlos Gallegos Isais, holder of Notary Public number 1 of the City of Victoria, Durango.
3.That its Federal Taxpayer Registry is: PYM2109235A5.
4.That the ASSIGNEE is aware of the legal status of the mining concessions that protect the LOTS.
5.That the ASSIGNEE acquires from the ASSIGNOR 100% of all the rights and obligations arising from the mining concession titles that cover the LOTS, where it is located and in the state in which it is, with all its faults, rights, benefits, conditions and characteristics, which is why the ASSIGNEE enters into this document with the ASSIGNOR,  in order to acquire them, under the terms of this Agreement.
6.Under oath to tell the truth, that your assets and/or resources, to obtain the LOTS subject matter of this contract, do not come directly or indirectly from illegal activities or from any other activity or act that could favor the updating of the alleged crimes of financing terrorism or resources of illicit origin. As well as those rights or assets that will be used to solve or fulfill the object of this instrument do not originate, update or resemble the illicit contemplated in Article 400-Bis of the Federal Criminal Code.

7. That, given that it wishes to acquire from the CEDENTE, all the rights and obligations arising from the mining concessions that it protects the LOTS.

III. The ASSIGNOR and the ASSIGNEE declare jointly, through their respective representatives:

1.That all the LOTS were issued prior to May 9, 2023; that is, before the Reform to the Mining Law published by Decree in the Official Gazette of the Federation on May 8 of the same year (hereinafter referred to as the "DECREE") entered into force.

2.That as a result of the foregoing, the CEDENTE, regardless of the different Actions of Unconstitutionality filed with respect to the DECREE, filed an Amparo before the Federal Court on June 19, 2023 within the term established by Law, with the intention that the aforementioned DECREE not be applied negatively to the mining concessions that protect the LOTS,  the same Amparo that is currently being processed due to the recentness of its presentation.
3.That as of the date of execution of this Contract, the issuance of the Regulations to the Reforms published by the DECREE is also pending, so as soon as it is published, both parties will determine what is appropriate to ensure the continuity and full validity of this Contract before third parties and before authorities, so both parties will work together to ensure that this contract is duly registered before the Public Registry of Mining.
4.That regardless of the date of entry into force of this Agreement between the parties as of the ratification of the same before a Notary, it is subject to both the Actions of Unconstitutionality and Amparo filed by the CEDENTE against the DECREE and in due course both parties agree to carry out any steps that may be required to guarantee the continuity and validity of this Contract.

In view of the foregoing declarations, the ASSIGNOR and the ASSIGNEE (hereinafter and jointly the "PARTIES") agree as follows:

C L Á U S U L A S:

FIRST. Object. The ASSIGNOR, in accordance with the terms and conditions established in this Agreement, hereby sells in installments to the ASSIGNEE and the ASSIGNEE acquires in accordance with the payment plan in the Second clause the "LOTS". It is established that there is a reservation of title in the LOTS and that the ownership, access and use of the "LOTS" are prohibited and are only granted when the contract has been fulfilled in its entirety, and all payments established in the Second clause have been made in accordance with the ASSIGNOR. The "LOTS" are free of all charges, encumbrances, in terms of article 23 of the Mining Law, the ownership and all the rights that derive from the "LOTS", the above, under the terms and conditions agreed herein document.

This assignment shall be effective between the PARTIES under the terms of this Agreement and in accordance with applicable law.

SECOND. Payment. The consideration paid by the ASSIGNEE to the ASSIGNOR, for the assignment of rights subject to this Agreement, is the total amount of US $1,000,000.00 (One Million dollars 00/100 legal tender of the United States of America) or its equivalent in national currency, plus the corresponding Value Added Tax (VAT), the same amount that will be paid as follows:

1.	On April 22, 2024, the ASSIGNEE will deliver to the CEDANT an advance in the amount of US $400,000.00 (Four hundred thousand dollars 00/100 legal tender of the United States of America) or its equivalent in national currency, plus Value Added Tax (VAT). The Value Added Tax (VAT) of this advance will be paid to the CEDENTE no later than May 20, 2024.
2.	On May 20, 2024, the ASSIGNEE will deliver to the CEDANT, the amount of US $600,000.00 (Six hundred thousand dollars 00/100 legal tender of the United States of America) or its equivalent in national currency, plus Value Added Tax (VAT).

It is expressly agreed that, at the time when the ASSIGNEE makes the payment indicated in this point 2 or deposits or consigns the same in favor of the ASSIGNOR, it will be understood that, by means of this last payment, the ASSIGNEE has fully complied with this Agreement, and for this reason, the reservation of title that the ASSIGNOR retains until that same date with respect to the LOTS subject to this assignment,  it will immediately cease to have legal effects, with the need for the parties to sign any document for the reservation of title to be considered at this time fully transferred.

However, it is also agreed that the ASSIGNEE may, at its sole option and at any time, pay to the ASSIGNOR in advance the corresponding outstanding balance to complete the total agreed consideration for US $1,000,000.00 (One Million dollars 00/100 legal tender of the United States of America) or its equivalent in national currency,  plus the Value Added Tax (VAT); which means that the ASSIGNOR will be able to pay the ASSIGNEE.

Notwithstanding the provisions of the preceding paragraph, the ASSIGNOR agrees to sign before a Notary, the document that it requires so that the ASSIGNEE is in a position to annul the reservation of title with respect to the LOTS before the Public Registry of Ownership; the notarial expenses for the ratification of this document will be borne solely and exclusively by the ASSIGNEE.

The PARTIES agree that the payment for the amount described above will be made by transfer to the following bank account designated by the TRANSFEROR:

Bank: [***]
Account: [***]

To this end, the CEDENT undertakes to issue in this act, in favor of and on behalf of the

ASSIGNEE, the tax receipt that corresponds to the operation consigned in this instrument, and in due course, the payment complement in which the form of settlement must be identified and the one that must comply with the requirements set forth in rule 2.7.1.12. of the Miscellaneous Tax Resolution 2023.

With regard to Value Added Tax, the ASSIGNEE shall be entitled to credit it under the terms of the Law on said tax and its Regulations.

Thus, each of the parties must carry out the calculation of the taxes that correspond to each of them, for the operation contained in this instrument, and make the provisional and/or final payment of taxes in accordance with the provisions of the applicable Legislation and Regulations.

THIRD. Early Termination. In the event that the ASSIGNEE decides to terminate this Agreement early, or that the payments established in the Second Clause are not complied with in a timely manner, the PARTIES agree that the ASSIGNOR will interpret this action as a refusal by the ASSIGNEE to continue with the provisions of this Agreement,  and will be causes for termination of the Contract by the ASSIGNOR In this situation, the ASSIGNOR will retain the amount of the total advance payment or its equivalent in national currency, already paid by the ASSIGNEE as compensation for the damages caused. The foregoing is without prejudice to any other remedies that CEDOR may have under this Agreement or applicable law.

The ASSIGNEE agrees to hold harmless from any legal action against the ASSIGNOR, from the signing of this Agreement until the termination thereof, even if the ASSIGNEE decides to terminate this Agreement early.

FOURTH. Responsibility. From the moment that all payments have been made, the ASSIGNEE will be solely responsible for any obligation, contingency or requirement that, if any, exists in the LOTS, as well as all those that arise from said Effective Date, and of any kind derived from or related to the LOTS and originated from the nature of the LOTS including, but not limited to, all environmental, labor and fiscal responsibilities under the terms of applicable legislation.

Likewise, from the moment that all payments have been made, the ASSIGNEE will be responsible for complying with the obligations arising from the mining concession titles that cover the LOTS.

FIFTH. Information. The ASSIGNOR undertakes to deliver to the ASSIGNEE, once it makes the full payment established in the second clause of this Contract, a copy of all the available information of each of the LOTS mentioned in Declaration I.3 which includes: title, statistical production reports, reports of verifications of works and payments of mining rights,  databases, mine and resource models, etc.

Currently, the CEDENTE is making all the payments of mining rights for the first half of 2024 of the LOTS. The PARTIES agree that in the event that on the date of ratification the CEDOR has not finished making the payments of rights, it will not be interpreted as a default on the part of the CEDENTE, undertaking to deliver as soon as possible a copy of each of the outstanding payments for the first semester of 2024.

SIXTH. Ratification. The PARTIES agree to ratify the content and signatures of this Agreement before a Notary Public within the exclusivity period of 5 (five) business days from the receipt of the advance, and undertake to cooperate actively and jointly to obtain the registration of this Agreement in the Public Mining Registry,  under the terms of the applicable legal provisions.

Likewise, the CEDENTE undertakes to continue the Amparo Trial filed before the Federal Courts, against the DECREE and the new legal provisions and reform that the Mining Law underwent.

In accordance with the provisions of Article 23 of the Mining Law, which provides that the Secretariat may authorize the transfer of ownership of mining concessions, the ASSIGNOR shall grant a power of attorney with sufficient powers with respect to the LOTS to the persons indicated by THE ASSIGNEE, so that it may process,  legal defense and oppose any legal means in the event that such transmission is not authorized by the relevant Authority.

The PARTIES agree that in the event of a definitive refusal by the Authority for the total transfer of ownership of the LOTS, both will work together to achieve such transfer and registration of this Agreement, and in the event that after the pertinent legal means the transfer of the LOTS is definitively denied,  the PARTIES must return to each other the economic benefits granted as well as the legal and physical possession of the LOTS, carrying out the procedures and formalizing the necessary legal instruments, paying the expenses that this generates will be borne by the PARTIES in an equitable manner.

SEVENTH.Expenses, Fees and Taxes. All expenses, fees and rights that are caused by reason of the execution and registration of this Agreement will be borne by the ASSIGNEE.

The foregoing, except with regard to the fees and expenses incurred by the CEDENTE for legal advice or of any other nature, and the Income Tax payable by the CEDENTE.

In accordance with the terms of the Value Added Tax Law, for the payment received by the CEDENTE, it will expressly transfer and itemize the corresponding Value Added Tax, in accordance with the applicable articles of the aforementioned Law, as well as applicable articles of the Federal Tax Code.

OCTAVE.Communications. All communications made by the PARTIES pursuant to this Agreement shall be in writing, delivered to their addresses in a reliable manner or by means of a password-coded facsimile and, for this purpose, the parties indicate the following addresses:

THE TRANSFEROR:

[***]

Address: [***]

E-mail: [***]

Phone [***]

THE ASSIGNEE:

[***]

Address: [***]

E-mail: [***]

Phone [***]

Any change of address or representative shall be communicated in writing, delivered in a reliable manner. Notwithstanding the foregoing, if either of the parties fails to notify the other of any change of domicile, it will be understood that the notifications made at the last indicated address will be fully valid and will have all their effects.

NOVENA.Absence of Injury. The PARTIES, notwithstanding the nature of this document, expressly declare that there is no injury in the conventions that are the subject of this document and, even if there were, they expressly waive the right to request the relative nullity referred to in Articles 2228 and 2239 of the Civil Code for the Federal District and their correlatives of the Federal Civil Code.

For all legal purposes, the PARTIES acknowledge that the mining concession titles that cover the LOTS have been duly issued by the corresponding administrative authority in compliance with the legal provisions applicable in Mexico.

TENTH.Applicable Laws and Jurisdiction. This contract, which is entered into in terms of Article 78 of the Commercial Code, is of a commercial nature, therefore, for what is not expressly agreed herein and for the interpretation and compliance thereof, the Mining Law, its Regulations and the Commercial Code will apply, as well as, as a supplement,  the Federal Civil Code, for what is not provided for in the former.

All controversies arising out of, or relating to this Agreement shall be definitively resolved before the competent courts of the City of Torreón, Coahuila, waiving any jurisdiction that may correspond to them by reason of their current or future domiciles or for any other reason.

ELEVENTH. Headlines. The Parties acknowledge that the headings of the Clauses, sections, points and sections into which this Agreement is divided, have been placed only to facilitate the reading of this document, therefore, such headings lack any interpretive or binding value.

This document is made in four copies, one for each of the parties, one for notarial purposes and the rest for registration in the Public Registry of Mining, and once read, they ratify it in all its terms and sign, for due record on April 29, 2024, in the City of Torreón,  State of Coahuila.

Signature sheet of the Agreement for the Assignment of Mining Rights in Installments and with Reservation of Ownership of Assets entered into on April 29, 2024 between [***] and [***]

THE TRANSFERORTHE ASSIGNEE

[***].[***]

[***]

Legal Representative

[***]

Legal Representative